Exhibit 10.57

INGERSOLL-RAND COMPANY LIMITED

INCENTIVE STOCK PLAN OF 2007

PERFORMANCE STOCK UNIT GRANT

FOR THE 2009-2010 PERFORMANCE PERIOD

DATED AS OF FEBRUARY 12, 2009

Ingersoll-Rand Company Limited (the “Company”) hereby grants to «NAME» (“Participant”) a performance stock unit award (the “PSUs”) pursuant to and subject to the terms and conditions set forth in the Company’s Incentive Stock Plan of 2007 (the “Plan”), including the terms and conditions for Performance-Based Awards as set forth in Section 8(b) of the Plan. Unless otherwise defined herein, the terms defined in the Plan shall have the same meanings in this grant document.

Each PSU that vests pursuant to the terms of this grant document shall provide Participant with the right to receive one share of the Company’s common stock (the “Share”) on the issuance date described in Section 3(f) below. The number of Shares subject to the PSUs, the performance and service vesting conditions applicable to such Shares, the date on which vested Shares shall become issuable and any further terms and conditions governing the PSUs shall be as set forth in this grant document.

1. Number of Shares. The number of Shares subject to the PSUs at target performance level is «TARGET». The maximum number of Shares subject to the PSUs is «MAX» Shares, provided, however, that the actual number of Shares that become issuable pursuant to the PSUs shall be determined in accordance with the fulfillment of certain performance conditions set forth in the attached Appendix A and the additional vesting requirements set forth in Section 3 below.

2. Performance Period. The performance period applicable to the PSUs is January 1, 2009 to December 31, 2010 (the “Performance Period”).

3. Vesting and Issuance of Shares; Dividend Equivalents. Participant’s right to receive Shares subject to the PSUs shall vest in accordance with the performance vesting conditions set forth in the attached Appendix A and subject to the following additional vesting requirements:

(a) Participant shall be entitled to receive an amount equal to any cash dividend paid by the Company upon one Share for each PSU held by Participant when such dividend is paid (“Dividend Equivalent”), provided that, (i) Participant shall have no right to receive the Dividend Equivalents unless and until the associated PSUs vest, (ii) Dividend Equivalents shall not accrue interest and (iii) Dividend Equivalents shall be paid in cash at the time that the associated PSUs vest.

(b) If Participant’s employment terminates involuntarily by reason of (i) a group termination (including, but not limited to, terminations resulting from sale of a business or division, outsourcing of an entire function, reduction in workforce or closing of a facility (a “Group Termination Event”)) or (ii) job elimination, substantial change in the nature of Participant’s position or job relocation, a pro-rated number of Shares, based on the fulfillment of the performance vesting conditions as measured at the end of the Performance Period and determined by the Committee in Section 3(f) below and the number of days during the Performance Period that Participant was actively employed by the Company or an Affiliate, shall vest. All other PSUs and associated Dividend Equivalents shall be forfeited and Participant shall have no right to or interest in such PSUs, the underlying Shares or any associated Dividend Equivalents.

(c) If Participant’s employment terminates by reason of death or disability, a pro-rated number of Shares, based on the fulfillment of the performance vesting conditions as measured between January 1, 2009 and the end of the calendar quarter in which such termination of employment takes place and determined by the Committee in Section 3(f) below and the number of days during the Performance Period that Participant was actively employed by the Company or an Affiliate, shall vest. All other PSUs and associated Dividend Equivalents shall be forfeited and Participant shall have no right to or interest in such PSUs, the underlying Shares or any associated Dividend Equivalents.

(d) If Participant’s employment terminates after attainment of age 55 with at least 5 years of service (“Retirement”), a pro-rated number of Shares, based on the fulfillment of the performance vesting conditions as measured at the end of the Performance Period and determined by the Committee in Section 3(f) below and the number of days during the Performance Period that Participant was actively employed by the Company or an Affiliate, shall vest. All other PSUs and associated Dividend Equivalents shall be forfeited and Participant shall have no right to or interest in such PSUs, the underlying Shares or any associated Dividend Equivalents.

(e) If Participant’s employment terminates for any reason other than those specified in Sections 3(b) and (c) and (d) above, all PSUs and any associated Dividend Equivalents shall be forfeited as of the date of termination of active employment and Participant shall have no right to or interest in such PSUs, the underlying Shares or any associated Dividend Equivalents.

(f) On a date as soon as practicable following the end of the Performance Period or, in the case of Section 3(c), the end of the calendar quarter in which Participant’s employment is terminated, the Committee shall certify the extent to which the performance vesting conditions set forth in Appendix A have been met (the “Certification Date”). As soon as practicable thereafter, the Company shall cause to be issued to Participant Shares with respect to any PSUs that became vested on the Certification Date, provided that Participant was employed by the Company or an Affiliate such date (unless otherwise provided in Sections 3(b), (c) or (d) above). Notwithstanding the foregoing, the Committee has the sole discretion to make downward adjustments to the award amount determined pursuant to Appendix A, including an adjustment such that no Shares are issued to Participant, regardless of the fulfillment of the performance vesting conditions set forth in Appendix A. Participant will not have any of the rights or privileges of a shareholder of the Company in respect of any Shares subject to the PSUs unless and until such Shares have been issued to Participant.

4. Taxes. Regardless of any action the Company and/or an Affiliate take with respect to any and all federal, state, local or other tax related to Participant’s participation in the Plan and legally applicable to Participant (“Tax-Related Items”), Participant acknowledges that the ultimate liability for all Tax-Related Items is and remains Participant’s responsibility. To satisfy any withholding obligations of the Company or an Affiliate with respect to Tax-Related Items, the Company will withhold Shares otherwise issuable upon vesting of the PSUs. To avoid negative accounting treatment, the Company may withhold for Tax-Related Items by considering applicable minimum statutory withholding amounts or other applicable withholding rates. Alternatively, or in addition, the Company may satisfy such withholding obligations by (a) withholding from Participant’s wages or other cash compensation paid to Participant by the Company or an Affiliate, (b) withholding from proceeds of the sale of Shares acquired upon vesting of the PSUs either through a voluntary sale or through a mandatory sale arranged by the Company (on Participant’s behalf pursuant to this authorization), or (c) requiring Participant to tender a cash payment to the Company or an Affiliate in the amount of the Tax-Related Items. The Company may refuse to deliver the Shares or the proceeds of the sale of Shares, if Participant fails to comply with his or her obligations in connection with the Tax-Related Items.

5. Electronic Delivery and Participation. The Company may, in its sole discretion, decide to deliver any documents related to participation in the Plan by electronic means.

Signed for and on behalf of the Company:

Herbert L. Henkel
Chairman & Chief Executive Officer
Ingersoll-Rand Company Limited

This document constitutes part of a prospectus covering securities that have been registered under the Securities Act of 1933

APPENDIX A

50% OF G ACHIEVEMENT

BASED ON EPS GROWTH VERSUS PEER COMPANIES

PERFORMANCE LEVEL	IF INGERSOLL-RAND’S PERFORMANCE IN EPS GROWTH AGAINST THE S&P 500 INDUSTRIAL INDEX IS IN THE. . .	% OF TARGET PSUS ACHIEVEMENT FOR THIS COMPONENT WILL BE. . ..
BELOW THRESHOLD	0 TO 24.9TH PERCENTILE	0% (NO PAYOUT)
THRESHOLD	25TH PERCENTILE	50%
	44.9TH PERCENTILE	75%
TARGET	BETWEEN THE 45TH PERCENTILE AND THE 54.9TH PERCENTILE	100%
	55TH PERCENTILE	125%
SUPERIOR	75TH PERCENTILE OR GREATER	200%

•

PSU ACHIEVEMENT FOR THIS PORTION WOULD BE CALCULATED FOR PERFORMANCE OUTCOMES BETWEEN THE RELATIVE PERCENTILE RANKINGS DEFINED ABOVE (E.G., IF INGERSOLL-RAND’S PERFORMANCE IS IN THE 65TH PERCENTILE, SEE EXAMPLE ON NEXT PAGE)

•	FIFTY PERCENT OF THE PSU ACHIEVEMENT IS DETERMINED BASED ON INGERSOLL-RAND’S EARNINGS PER SHARE (“EPS”) GROWTH RELATIVE TO THE S&P 500 INDUSTRIALS INDEX OVER THE TWO-YEAR PERFORMANCE PERIOD

APPENDIX A

PSU ACHIEVEMENT EXAMPLE

FOR EPS COMPONENT

AT GRANT (FEBRUARY 2009)
IR STOCK PRICE ON DATE OF GRANT	$20.00
PSP TARGET AWARD VALUE	$75,000
PSP TOTAL TARGET AWARD	3,750 PSUS
PSP TARGET FOR EPS COMPONENT	1,875 PSUS
AT END OF 2-YEAR PERFORMANCE PERIOD (2009-2010; PAYOUT EARLY 2011)
IR’S 2 YEAR EPS RELATIVE TO S&P 500 INDUSTRIAL INDEX	65TH PERCENTILE
IR STOCK PRICE ON PAYOUT DATE	$30.00
% OF PSP TARGET AWARD ACHIEVEMENT	162.50%
TOTAL PSU ACHIEVEMENT FOR EPS COMPONENT	3,046.875 PSUS
DOLLAR VALUE OF PSU ACHIEVEMENT FOR EPS COMPONENT (AWARD IS PAID IN SHARES)	$91,406.25

APPENDIX A

50% OF PSU ACHIEVEMENT

BASED ON PERFORMANCE AGAINST COST SAVINGS GOALS

PERFORMANCE LEVEL	IF INGERSOLL-RAND’S COST SAVINGS DURING THE PERFORMANCE PERIOD RESULTING FROM SYNERGIES REALIZED IN THE INTEGRATION OF THE TRANE BUSINESS ARE. . .	% OF TARGET PSU ACHIEVEMENT FOR THIS COMPONENT WILL BE. . .
BELOW THRESHOLD	$400 MILLION OR LESS	0% (NO PAYOUT)
THRESHOLD	$401 MILLION	50%
	$450 MILLION	75%
TARGET	$500 MILLION	100%
	$550 MILLION	150%
SUPERIOR	$600 MILLION	200%

•

PSU ACHIEVEMENT FOR THIS PORTION WOULD BE CALCULATED FOR PERFORMANCE OUTCOMES BETWEEN THE COST SAVINGS TARGETS DEFINED ABOVE (E.G., IF INGERSOLL-RAND ACHIEVES $475 MILLION IN COST SAVING SYNERGIES, SEE EXAMPLE ON NEXT PAGE)

•	FIFTY PERCENT OF THE PSU ACHIEVEMENT IS DETERMINED BASED ON INGERSOLL-RAND’S PERFORMANCE AGAINST PREDETERMINED COST SAVINGS GOALS OVER THE TWO-YEAR PERFORMANCE PERIOD

APPENDIX A

PSU ACHIEVEMENT EXAMPLE

FOR COST SAVINGS COMPONENT

AT GRANT (FEBRUARY 2009)
IR STOCK PRICE ON DATE OF GRANT	$20.00
PSP TARGET AWARD VALUE	$75,000
PSP TOTAL TARGET AWARD	3,750 PSUS
PSP TARGET FOR COST SAVINGS COMPONENT	1,875 PSUS
AT END OF 2-YEAR PERFORMANCE PERIOD (2009-2010; PAYOUT EARLY 2011)
COST SAVINGS SYNERGIES ACHIEVED	$475 MILLION
IR STOCK PRICE ON PAYOUT DATE	$30.00
% OF PSP TARGET AWARD ACHIEVEMENT	87.5%
PSU ACHIEVEMENT FOR COST SAVINGS COMPONENT	1,640.625 PSUS
DOLLAR VALUE OF PSU ACHIEVEMENT FOR COST SAVINGS COMPONENT	$49,218.75
TOTAL PSU ACHIEVEMENT FOR BOTH COMPONENTS	4,687.5
TOTAL DOLLAR VALUE OF PSU ACHIEVEMENT	$140,625